Exhibit 1.1

NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

Medium-Term Notes, Series D

AMENDMENT NO. 1 TO AGENCY AGREEMENT

January 28, 2026

RBC Capital Markets, LLC

BMO Capital Markets Corp.

FNB America Securities LLC

Huntington Securities, Inc.

J.P. Morgan Securities LLC

KeyBanc Capital Markets Inc.

Mizuho Securities USA LLC

MUFG Securities Americas Inc.

M&T Securities, Inc.

PNC Capital Markets LLC

Regions Securities LLC

Truist Securities, Inc.

U.S. Bancorp Investments, Inc.

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Ladies & Gentlemen:

Reference is made to the Agency Agreement, dated as of October 27, 2023 (the “Agreement”), by and among National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (the “Company”), on the one hand, and J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., PNC Capital Markets LLC, RBC Capital Markets, LLC, Regions Securities LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc. (each, an “Agent” and collectively, the “Agents” and together with the Company, the “Parties”) related to the issuance and sale by the Company of its Medium-Term Notes, Series D, pursuant to the terms thereof. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In light of the Company’s desire to add BMO Capital Markets Corp., FNB America Securities LLC, Huntington Securities, Inc. and M&T Securities, Inc., as Agents and remove Scotia Capital (USA) Inc. as an Agent, the Parties wish to amend the Agreement through this Amendment No. 1 to Agency Agreement (this “Amendment”) to add such new Agents, to modify the definition of certain defined terms set forth in the Agreement and used therein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Amendments to the Agreement. The Parties agree, from and after the Effective Date, that:

a.	The definitions of the terms “Agent” and “Agents” are hereby amended to read as follows: “RBC Capital Markets, LLC, BMO Capital Markets Corp., FNB America Securities LLC, Huntington Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., M&T Securities, Inc., PNC Capital Markets LLC, Regions Securities LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc.”

b.	The definitions of the term “Statutory Prospectus” is hereby amended so that clause (ii) of such definition reads as follows “the prospectus supplement and any additional supplement(s) to such prospectus supplement relating to the Securities, filed by the Company with the Commission pursuant to Rule 424(b) prior to the offer and acceptance of the Securities of a particular tranche, and”

c.	Section 13 of the Agreement is hereby deleted in its entirety and replaced with the following:

“RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, NY 10281

Attention: DCM Transaction Management/Scott Primrose

BMO Capital Markets Corp.

151 West 42nd Street

New York, New York 10036

Attention: U.S. Investment Grade Debt Capital Markets

FNB America Securities LLC

First National Bank of Pennsylvania

FNB Financial Center

626 Washington Place, 13th Fl

Pittsburgh, Pennsylvania 15219

Attention: Debt Capital Markets

Huntington Securities, Inc.

41 South High Street, HC0520

Columbus, Ohio 43287

Attention: Investment Grade Debt Capital Markets

J.P. Morgan Securities LLC

270 Park Avenue
New York, New York 10017

Attention: Medium-Term Note Desk, Third Floor

KeyBanc Capital Markets Inc.
127 Public Square

Cleveland, OH 44114

Attention: Debt Capital Markets, 8th Floor

Mizuho Securities USA LLC
1271 Avenue of the Americas

New York, NY 10020

Attention: Debt Capital Markets

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor

New York, New York 10020
Attention: Capital Markets Group
Fax: (646) 434-3455

M&T Securities, Inc.

1 Light Street, 13th Floor

Baltimore, Maryland 21202

Attention: Investment Banking Group

PNC Capital Markets LLC
300 Fifth Ave.

Pittsburgh, PA 15222
Attention: Debt Capital Markets

Regions Securities LLC

1180 West Peachtree St. NW, Suite 1400

Atlanta, GA 30309

Attention: Debt Capital Markets

Trust Securities, Inc.
3333 Peachtree Road N.E.
Atlanta, GA 30326

Attention: Investment Grade Capital Markets

U.S. Bancorp Investments, Inc.
214 N. Tryon St. 26th Floor
Charlotte, NC 28202

Attention: Investment Grade Syndicate

Notices to the Company shall be directed to it as follows:

National Rural Utilities Cooperative

Finance Corporation
20701 Cooperative Way
Dulles, VA 20166-6691

Attention: Senior Vice President and Chief Financial Officer”

d.

The first paragraph of the Administrative Procedures attached to the Agreement as Exhibit B is hereby deleted in its entirety and replaced with the following:

“Medium-Term Notes, Series D, with maturities of nine months or more from date of issue (the “Notes”) are to be offered on a continuing basis by National Rural Utilities Cooperative Finance Corporation (the “Company”). RBC Capital Markets, LLC, BMO Capital Markets Corp., FNB America Securities LLC, Huntington Securities, Inc., J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc., M&T Securities, Inc., PNC Capital Markets LLC, Regions Securities LLC, Truist Securities, Inc. and U.S. Bancorp Investments, Inc., as agents (each an “Agent” and, collectively, the “Agents”), have agreed to use their reasonable best efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to an Agency Agreement between the Company and the Agents dated October 27, 2023, as amended by Amendment No. 1 to Agency Agreement dated January 28, 2026 (as it may be further supplemented or amended from time to time, the “Agency Agreement”), to which these administrative procedures are attached as an exhibit. The Company has also reserved the right to sell Notes directly on its own behalf. The Notes will be issued pursuant to an Indenture, dated as of December 15, 1987 (as supplemented by a First Supplemental Indenture dated as of October 1, 1990 and as it may be supplemented or amended from time to time, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor trustee (the “Trustee”). The Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Company and will have been registered with the Securities and Exchange Commission (the “Commission”). Unless otherwise defined herein, terms defined in the Agency Agreement or Indenture shall have the same meaning when used in this exhibit.”

e.	The form of Letter of Hogan Lovells US LLP, counsel to the Company attached to the Agreement as Exhibit E-2 is replaced in its entirety with the form thereof attached hereto as Exhibit A.

f.	Schedule A to the form of Purchase Agreement attached to the Agreement as Exhibit C is replaced in its entirety with the form thereof attached hereto as Exhibit B.

g.	The form of Pricing Supplement for Fixed Rate Notes attached to the Agreement as Exhibit G-1 is replaced in its entirety with the form thereof attached hereto as Exhibit C.

h.	The form of Pricing Supplement for Floating Rate Notes attached to the Agreement as Exhibit G-2 is replaced in its entirety with the form thereof attached hereto as Exhibit D.

SECTION 2. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment.

SECTION 3. Counterparts. This Amendment may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof.

The words “execution,” “executed,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of New York.

SECTION 5. Successors and Assigns. This Amendment shall be binding upon each Agent and the Company and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s or such Agent’s respective businesses and/or assets.

[Signature Page Follows]

Very truly yours,

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

By:	/s/ Yu Ling Wang
	Name:	Yu Ling Wang
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amendment No. 1 to Agency Agreement]

CONFIRMED AND ACCEPTED as

of the date first above written:

RBC CAPITAL MARKETS, LLC		M&T Securities, Inc.

by		by
	/s/ John M. Sconzo		/s/ Michael Newcomb
	Name: John M. Sconzo		Name: Michael Newcomb
	Title: Managing Director		Title: Managing Director

BMO Capital Markets Corp.		PNC CAPITAL MARKETS LLC

by		by
	/s/ Steven Mages		/s/ Valerie Shadeck
	Name: Steven Mages		Name: Valerie Shadeck
	Title: Director		Title: Managing Director

HUNTINGTON SECURITIES, INC.			REGIONS SECURITIES LLC

by		by
	/s/ Nicholas Muzychak		/s/ Nicole Black
	Name: Nicholas Muzychak		Name: Nicole Black
	Title: Managing Director		Title: Managing Director

J.P. MORGAN SECURITIES LLC		TRUIST SECURITIES, INC.

by		by
	/s/ Robert Bottamedi		/s/ Rob Nordlinger
	Name: Robert Bottamedi		Name: Rob Nordlinger
	Title: Executive Director		Title: Managing Director

KEYBANC CAPITAL MARKETS INC.		U.S. BANCORP INVESTMENTS, INC.

by		by
	/s/ Eamon McDermott		/s/ Brent Kreissl
	Name: Eamon McDermott		Name: Brent Kreissl
	Title: Managing Director		Title: Managing Director

MIZUHO SECURITIES USA LLC		FNB America Securities LLC

by		by
	/s/ W. Scott Trachsel		/s/ David Diez
	Name: W. Scott Trachsel		Name: David Diez
	Title: Managing Director		Title: Managing Director

MUFG SECURITIES AMERICAS INC.

by
/s/ Maheen Baig
Name: Maheen Baig
Title: Managing Director

[Signature Page to Amendment No. 1 to Agency Agreement]

Exhibit B

SCHEDULE A

Purchase Agreement dated                     , 202

NATIONAL RURAL UTILITIES

COOPERATIVE FINANCE CORPORATION

Agent		$[ ] Principal Amount of Medium Term Notes to be Purchased
RBC Capital Markets, LLC	$
BMO Capital Markets Corp.
FNB America Securities LLC
Huntington Securities, Inc.
J.P. Morgan Securities LLC
KeyBanc Capital Markets Inc.
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
M&T Securities, Inc.
PNC Capital Markets LLC
Regions Securities LLC
Truist Securities, Inc.
U.S. Bancorp Investments, Inc.
Total	$

B-1

Exhibit C

FORM OF PRICING SUPPLEMENT FOR FIXED RATE NOTES

Rule 424(b)(3)

Registration No. 333-275151

CUSIP#:__

TRADE DATE: ________

SETTLEMENT DATE: ________

PRICING SUPPLEMENT NO. ____ DATED ________
TO PROSPECTUS SUPPLEMENT DATED OCTOBER 27, 2023
AS SUPPLEMENTED BY THE SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED JANUARY 28, 2026
AND BASE PROSPECTUS DATED OCTOBER 24, 2023

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
Medium-Term Notes, Series D

Due Nine Months or More from Date of Issue

Fixed Rate Notes

Principal Amount:1 $ ___________________

Issue Price: ______________% of Principal Amount

Original Issue Date: ________________

Maturity Date: ____________________

Interest Rate:______________________% per annum

Regular Record Dates: Each January 1 and July 1

Interest Payment Dates: Each January 15 and July 15

Redemption Date: ____________________

Basis: _________________ Agency Basis _____________As Principal

Agent(s) (if any): ________________________

Agent’s Commission (if any): ___________________

Form of Note (Book-Entry or Certificated): ______________________

1 NTD: To the extent there are multiple agents, include a distribution table, which includes allocation of MTNs to each agent.

C-1

Other Terms:

Medium-Term Notes, Series D, may be issued by the Company, subject to the limitation described under “Restriction on Indebtedness” on page 16 of the Prospectus.

C-2

Exhibit D

FORM OF PRICING SUPPLEMENT FOR FLOATING RATE NOTES

Rule 424 (b) (3)

File No. 333-275151

CUSIP#:__

TRADE DATE: ____________

SETTLEMENT DATE: _____________

PRICING SUPPLEMENT NO. _____DATED_____________
TO PROSPECTUS SUPPLEMENT DATED OCTOBER 27, 2023
AS SUPPLEMENTED BY THE SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED JANUARY 28, 2026
AND BASE PROSPECTUS DATED OCTOBER 24, 2023

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

Medium-Term Notes, Series D

With Maturities of Nine Months or More from Date of Issue

Floating Rate Notes

Principal Amount:2 $ _________________

Issue Price: ____% of Principal Amount

Original Issue Date: ___________________

Maturity Date: ___________________

Initial Interest Rate: ___________________

Base Rate: ___________________

Spread: ___________________

Index Maturity: ___________________

Interest Payment Dates: ___________________

Reset Period: ___________________

Interest Reset Dates: ___________________

Redemption Date: ___________________

2 NTD: To the extent there are multiple agents, include a distribution table, which includes allocation of MTNs to each agent.

D-1

Basis: ___________Agency Basis ________As Principal _____________

Agent(s) (if any): _________________

Agent’s Commission (if any): _________________

Capacity: _________________

Form of Note (Book-Entry or Certificated): _________________

Other Terms: _________________

Medium-Term Notes, Series D, may be issued by the Company, subject to the limitation described under “Restriction on Indebtedness” on page 16 of the Prospectus.

D-2